UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022 (June 30, 2022)

Tradeweb Markets Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 430-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2022, the Board of Directors (the “Board”) of Tradeweb Markets Inc. (the “Company”) increased the size of the Board from eleven members to twelve and appointed each of Jacques Aigrain, age 67 and Rana Yared, age 38 as Class II and Class III independent directors, respectively, effective August 1, 2022. Mr. Aigrain will chair the Compensation Committee and serve as a member of the Nominating & Governance Committee. He will hold office until the annual meeting of stockholders to be held in 2024 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Ms. Yared will serve as a member of the Audit Committee. She will hold office until the annual meeting of stockholders to be held in 2025 and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal.

Mr. Aigrain and Ms. Yared were each designated to serve on the Board by Refinitiv Parent Limited (“Refinitiv”), our controlling stockholder, pursuant to Refinitiv’s director designation right as set forth in Section 2.1 of that certain Stockholders Agreement, dated as of April 8, 2019, by and among the Company and the stockholders named therein. Neither Mr. Aigrain nor Ms. Yared have any family relationships with any director or executive officer of the Company and there are no transactions in which either Mr. Aigrain or Ms. Yared has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, each of Mr. Aigrain and Ms. Yared will be entitled to (1) an annual fee of $100,000 based on their position on the Board, (2) an annual equity award of restricted stock units with a value of $100,000, and (3) additional fees based on their positions on committees of the Board, in each case in accordance with the Company’s non-employee director compensation program as further described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 29, 2022.

Mr. Aigrain brings more than 30 years of financial services expertise and leadership experience to Tradeweb’s Board, including seven years as an advisor at Warburg Pincus LLC and nine years at Swiss Re where he was CEO from 2006 to 2009. Prior to Swiss Re he spent 20 years in global leadership roles at JP Morgan Chase & Co. in New York, London and Paris. Mr. Aigrain currently serves as chairman of the board of LyondellBasell NV, chairman of Singular Bank S.A.U. and director of Clearwater Analytics. He previously held board positions at WPP plc, London Stock Exchange Group plc, LCH Clearnet Group Ltd, Lufthansa AG, Resolution Ltd, Swiss International Airlines AG, and the Qatar Financial Authority. He holds a doctorate in economics from Université Paris-Sorbonne and a master’s in Economics from Université Paris Dauphine – PSL. Mr. Aigrain was selected to serve on our Board because of his wide-ranging experience in global financial services, both as an executive and board member.

Ms. Yared is a General Partner at Balderton Capital, a leading venture capital investor focused on European founders with global ambitions from seed to exit. She joined Balderton in 2020 following 14 years at Goldman Sachs, where she was a Partner in the Principal Strategic Investments Group and later in GS Growth. Ms. Yared currently holds board positions at The Penn Fund and Wabash College. This appointment marks Ms. Yared’s return to Tradeweb’s Board, having previously served as a director for five years prior to the Company’s 2019 IPO. She formerly held board positions at NAV, Vestwell, New York Shipping Exchange and SwapClear. She holds a Bachelor of Science from the Wharton School and a Bachelor of Arts in International Relations, both from the University of Pennsylvania, as well as a Master of Science from the London School of Economics. Ms. Yared was selected to serve on our Board because of her knowledge of Tradeweb’s business, having worked with the executive management team as a Board member for five years, and because of her exceptional experience helping companies to scale.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115) and is incorporated herein by reference, with Mr. Aigrain and Ms. Yared.

Item 7.01.	Regulation FD Disclosure.

On July 7, 2022, the Company issued a press release announcing the appointments of Mr. Aigrain and Ms. Yared. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115)).

99.1	Press Release of Tradeweb Markets Inc., dated July 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: July 7, 2022	By:	/s/ Douglas Friedman
	Name:	Douglas Friedman
	Title:	General Counsel